Exhibit 32

Statement Pursuant to 18 U.S.C. § 1350
Pursuant to 18 U.S.C. § 1350, each of the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended September 30, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Westmoreland Resource Partners, LP.

Date:	November 1, 2018	/s/ Michael G. Hutchinson
		Name:	Michael G. Hutchinson
		Title:	Interim Chief Executive Officer
(Principal Executive Officer)

Date:	November 1, 2018	/s/ Scott A. Henry
		Name:	Scott A. Henry
		Title:	Controller and Principal Accounting Officer
(Principal Financial Officer and A Duly Authorized Officer)

A signed original of this written statement required by Section 906 has been provided to Westmoreland Resource Partners, LP and will be retained by Westmoreland Resource Partners, LP and furnished to the Securities and Exchange Commission or its staff upon request.